Exhibit 99.1

UNR Holdings, Inc. Updates Status of Three Moscow Region Residential Development Projects Launched in 2013: New Construction Totals 1.3 Million Square Feet

New York, NY / ACCESSWIRE / June 10, 2014 / UNR Holdings, Inc. (OTC Pink: UNRH), today announced that its Russian operating subsidiary, 494 UNR, a residential and commercial real estate developer and construction contractor, operating principally in the city of Moscow and its suburban communities, issued a progress update with respect to its 2013 Pushkin, Nemchinovka and Sokolniki projects.

The total construction area of the three projects is over 1,300,000 square feet.

1. The Pushkin project is located in the suburban town of Bronnitsy, about 35 miles from downtown Moscow. The total gross area of the completed project will be near 277,000 square feet, with a total living area near 264,000 square feet. Selling prices for apartment residences in the area of the Pushkin project are currently near US$200 to US$250 per square foot.

2. The Nemchinovka project is located in the Odintsovsky District, which borders Moscow on the west. Land in the Odintsovsky District is some of the most valuable in the Moscow suburbs. The project includes a 17 story, 10 sections building containing 667 apartments, with a total living area near 400,000 square feet. Selling prices for apartment residences in that market are currently near US$250 to US$350 per square foot.

3. The Sokolniki project is located in an upper middle class district within the city of Moscow. The completed project will include two multistory buildings, with one building containing 167 apartments, offices on the first three floors, an underground parking lot for 367 cars and an above ground parking lot for 28 cars. This building will have a total construction area of nearly 400,000 square feet.

The second building, with a total construction area of nearly 250,000 square feet, will contain 104 apartments, 6,000 square feet of office space, an underground parking lot for 156 cars and an above ground parking lot for 52 cars. Selling prices for apartment residences in the Sokolniki area are currently near US$500 to US$700 per square foot.

All three of the above 2013 projects are scheduled for on-time completion and delivery in 2014, as originally planned.

UNR Holdings CEO Alexey Kim commented, "Our financial resources are strong, and we continue our efforts to secure attractive new development projects in prime areas of the city of Moscow and its suburban communities."

About UNR Holdings, Inc.

UNR Holdings, Inc. is a U.S. corporation with a 67% controlling interest in 494 UNR, its Russian operating subsidiary. The Ministry of Defense of the Russian Federation owns 25.5% of 494 UNR, a residential and commercial real estate developer and construction contractor with many years of success serving the greater Moscow area. 494 UNR engages in general and infrastructure construction services, such as designing and building multi-story apartment buildings for middle and upper middle class families, office buildings, highways and bridges. It also produces and supplies a patented road-base and slope-stabilizing infrastructure construction material.

494 UNR also assists the Russian government with infrastructure projects for oil and gas corporations, such as GAZPROM and TRANSNEFT. 494 UNR is one of the most established construction contractors located and operating in the greater Moscow area, which now encompasses over 950 square miles. More detailed information about company projects is available at the UNR Holdings, Inc. corporate website: http://www.unrholdings.com.

Forward-Looking Statements

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including statements related to expected market trends and UNR Holding’s performance, are all "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances, and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. UNR Holdings, Inc. expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

There are no undisclosed adverse material events with respect to the company's financial results.

Company Contact:

Veasti Ciumac

UNR Holdings, Inc.

Phone: (212) 400-7532

Email: info@unrholdings.com

SOURCE: UNR Holdings, Inc.

Source: Accesswire (June 10, 2014 - 7:31 AM EDT)

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